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EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A ordinary shares of Aspirational Consumer Lifestyle Corp. dated as of May 24, 2021 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 27, 2021

LINDEN CAPITAL L.P.

By:	Linden GP LLC, its general partner
By: /S/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN GP LLC

By:	/S/ Saul Ahn
Saul Ahn,
Authorized Signatory

LINDEN ADVISORS LP

By:	/S/ Saul Ahn
Saul Ahn,
General Counsel

SIU MIN WONG

By:	/S/ Saul Ahn
Saul Ahn, Attorney-in-Fact for Siu Min Wong**

**

Duly authorized under Siu Min Wong’s Power of Attorney, dated June 10, 2019, incorporated herein by reference to Exhibit B of the statement on Schedule 13G filed by Linden Capital L.P. on June 19, 2019 in respect of its holdings in Haymaker Acquisition Corp II.